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                                                                   EXHIBIT 10.68

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT is made and entered into this 18th day of November, 2002 by and between Liquid Audio, Inc., a Delaware corporation (hereafter referred to as "the Company", "the Employer", or "Liquid Audio"), and James D. Somes (hereafter referred to as "Executive").

1. EMPLOYMENT AND DUTIES AND RESPONSIBILITIES: Executive will perform the duties and responsibilities of Chairman of the Board of Directors (hereafter "Board" or "Board of Directors") of Liquid Audio reporting to the Board, and in that capacity Executive shall perform all services, acts or functions necessary or advisable to manage and conduct the business of Liquid Audio, and shall perform such other duties and responsibilities as the Employer may from time-to-time direct. At all times the Executive shall be subject to the policies and directions of the Board of Directors, and subject to all applicable laws, rules and regulations. The Board of Directors may, from time to time, at its sole discretion, modify or reassign Executive's duties, responsibilities, titles and/or reporting relationships.

2. DEVOTION OF TIME TO EMPLOYER'S BUSINESS: Executive further agrees to devote his time, as necessary, to the success of the Company to perform his duties and responsibilities to the best of his professional skill and ability. Executive shall not engage in any activities which are, or could be, construed as being illegal, unethical, a conflict of interest with, or in competition with the activities and interests of the Company and its affiliates, or otherwise without approval from the Board of Directors.

3. COMPENSATION: For the term of this Agreement, Executive shall be compensated as follows:

          a. Base Salary: For the services to be rendered by Executive as Chairman of the Board, or in such other capacity as may be directed by the Board of Directors, Employer agrees to pay Executive an annual base salary of One-Hundred Forty-Four Thousand Dollars ($144,000.00), subject to all payroll deductions as required by law. On the first payroll date following execution of this Agreement, Executive shall be advanced six months of his salary ($72,000.00) in a single lump sum payment. Beginning December 1, 2002 salary payments to Executive will begin in the amount of $12,000/month and will continue through May 31, 2003.

          b. Fringe Benefits: Executive shall be entitled to participate in the benefit plans generally offered by the Company to its executive employees with such modifications as may be determined by the Board in light of the benefits provided to Executive hereunder. Executive shall accrue paid vacation benefits during the Employment Period at the rate of 4 weeks per year.

Company
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Executive
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4.   TRADE SECRETS AND CONFIDENTIAL INFORMATION OF COMPANY AND ITS AFFILIATES:
     During the course of his employment, Executive has and will come into the possession of or acquire confidential, proprietary and trade secret information of the Company and its affiliates. Executive hereby covenants and agrees that he will not, either during the term of his employment or at any time thereafter, disclose any such confidential, proprietary or trade secret information to any third person (other than those in the Company's organization and those of the Company's affiliates qualified to receive such information) for any purpose or reason whatsoever unless and until such information generally enters the public domain through no act or omission of Executive. Such confidential and proprietary information shall be deemed to include, but not be limited to:

          a. the nature and terms of the Company's and its affiliates' contractual relationships, product specifications, data, know-how, formulae, processes, designs, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, customer requirements, vendor and supplier lists and pricing information, marketing plans and strategies, market share, business plans, manuals, computer software and databases, computer systems, structures, and architectures and any other information, however documented or stored, that is confidential, proprietary or a trade secret;

          b. information, however documented or stored, concerning the business and affairs of the Company and its affiliates (which includes but is not limited to financial statements, sales, capital spending, profit margins, projections, plan and budgets regarding any of the preceding, and the names, compensation and backgrounds of key personnel);

          c. notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company or its affiliates containing or based, in whole or in part, on any information included in the foregoing; and

          d. the terms and conditions of this Agreement subject to necessary disclosure to Executive's legal and financial consultants who agree in writing to be bound to protect its confidentiality.

     Executive specifically agrees that he will not make use of any such confidential or proprietary information or trade secrets for his own purpose, or for the benefit of any person, firm, corporation or other entity except the Company and its appropriate affiliates. Executive further agrees that he will not in any manner solicit, induce or attempt to induce any employee, independent contractor, consultant, or member of the Board of Directors of the Company or its affiliates to terminate their employment, contractual or other relationship with the Company or its affiliates.

5. TERM: Executive's employment arrangement under this Agreement shall commence on November 18, 2002 and continue for one (1) year until November

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     18, 2003 (hereinafter referred to as the "Expiration Date") subject to the provisions of this Agreement as to termination and severance compensation contained in Section 6 below. The period during which Executive's employment continues in effect pursuant to this Agreement is referred to herein as the "Employment Period."

6.   TERMINATION OF EMPLOYMENT:

          a. Termination Without Cause: The Company shall have the right to terminate this Agreement and Executive's employment without cause before the Expiration Date upon notice to Executive. In such event, the Company shall pay Executive severance compensation as follows. The Company shall pay Executive severance compensation in an amount equal to the base salary he would have earned pursuant to Section 3(a) between the date of his termination and the Expiration Date. This compensation will be provided in a lump sum subject to all payroll deductions as required by law.

          b. Termination For Cause: The Company shall have the right to immediately terminate Executive before the Expiration Date for Cause upon notice to Executive. Cause shall mean:

               (i) A material breach by Executive of any term of this Agreement, or of any of the Board of Directors' instructions, the Company's policies, Executive's fiduciary duties to the Company, or of any law, statute or regulation;

               (ii) The failure to achieve the Company's reasonable profit, revenue or other objectives or goals as determined by the Board of Directors which failure is related to or arises out of Executive's performance of his duties or responsibilities as Chairman of the Board, or such other duties or responsibilities as set forth herein or as he is assigned by the Board of Directors;

               (iii) Misconduct which is injurious to the Company or any of its affiliates, either monetarily or otherwise, or which impairs Executive's ability to effectively perform his duties or responsibilities;

               (iv) The habitual or repeated neglect of his duties or responsibilities by Executive;

               (v) The appropriation (or attempted appropriation) of a business opportunity of the Company or its affiliates, including attempting to secure or securing any personal profit in connection with any transaction by the Company or its affiliates; or

               (vi) The commission of or conviction for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to a crime or any conduct of the Executive which, in the Company's reasonable judgment, involves moral turpitude.

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     In the event that the Executive is terminated for Cause, the Company shall be obligated to pay Executive his base salary, prorated to the effective date of termination only. Any termination under this section shall be without prejudice as to any other remedy to which the Company may be entitled either under this Agreement or at law.

          c. Termination Upon Acquisition: If the Company or a significant portion thereof is sold or merged or undergoes a change of control transaction prior to the Expiration Date, this Agreement shall automatically terminate as of the date of the completion of the transaction at issue. In such an event, the Company shall be obligated to pay Executive any remaining base salary, as specified in Section 3 of this agreement. This payment will be made in a single lump sum, subject to all payroll deductions as required by law. In the event that the company is acquired by Roxio, Inc. this Agreement will automatically terminate once the transaction is approved by the shareholders and the Company shall be obligated to pay Executive his base salary, prorated to the effective date of termination only.

          d. Voluntary Resignation: Executive may voluntarily terminate his employment under this Agreement at any time; however Executive agrees to provide at least thirty (30) days written notice to the Employer. Provided Executive complied with the thirty (30) day notice requirement, the Company shall be obligated to pay Executive only his base salary prorated to the effective date of termination only.

          e. Further Conditions of Severance: The receipt by the Executive of any severance or other post termination benefits shall be conditioned upon the Executive complying with all the terms of this Agreement, including Sections 4 and 7, and the execution of a general release in favor of the Company.

7.   NON-COMPETITION AND NON-SOLICITATION:

          a. The Executive acknowledges that: the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; the Company's business is international in scope and its products and services are currently marketed and sold around the world including throughout the United States; the Company competes with other businesses that are or could be located in any part of the United States or the rest of the world; the provisions of this Section 7 are reasonable and necessary to protect the Company's business; and in connection with the fulfillment of his duties and responsibilities hereunder, the Company will provide Executive with confidential, proprietary and trade secret information necessitating the execution of the covenants contained in this Section.

          b. During Executive's employment and any period Executive is being paid or receiving any benefits hereunder following his employment,

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     Executive agrees that he will not do any of the following in paragraphs (i)
     and (ii):

               (i) Engage or invest in, own, manage, finance, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, lend the Executive's name to, lend Executive's credit to or render services or advice to as an independent contractor, consultant or otherwise to any business whose products, services or activities compete in whole or in part with the products, services or activities of the Company or its affiliates anywhere within a 100 mile radius of any physical location utilized, operated, or staffed by the Company; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
     Section 12(g) of the Securities Exchange Act of 1934;

               (ii) Solicit business of the same or similar type being carried on by the Company or its affiliates from any person known by the Executive to be a customer of the Company or its affiliates;

          c. If any covenant in this Section 7 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court or arbitrator of competent jurisdiction may determine to be reasonable will be binding and enforceable against the Executive.

          d. The Executive will, while the covenants under this Section 7 is in effect, give notice to the Company, within ten days after accepting any other employment, of the identity of the Executive's new employer. The Company may notify such new employer that the Executive is bound by this Agreement and, at the Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

          e. The covenants by the Executive in Section 7 are essential elements of this Agreement, are designed among other reasons to prevent the inevitable disclosure of confidential and proprietary information and trade secrets and to protect the Company's and its affiliates' businesses. Without the Executive's agreement to comply with such covenants, the Company would not have entered into this Agreement or continued the employment of the Executive.

8. DEATH OR DISABILITY. Upon Executive's death or Disability during the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall become payable to Executive pursuant to Section 3. In connection with such termination, the Company shall only be required to pay Executive or his estate

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     (i) any unpaid base salary earned under Section 3(a) for services rendered through the date of his termination; and (ii) the dollar value of all accrued and unused vacation benefits based upon Executive's most recent level of base salary. For purposes of this Section 8, Disability shall mean the Executive's inability, by reason of any physical or mental injury or illness, to substantially perform the services required by him hereunder for a period in excess of ninety (90) consecutive days or in excess of ninety (90) total days in any consecutive six (6) month period. In such event, Executive's employment shall be deemed to have terminated by reason of Disability on the last day of the applicable ninety (90)-day or six
     (6)-month period. In addition to the foregoing, Executive or his estate shall be entitled to any benefits available under the terms of any disability or other plan in which Executive was a participant at the time of his death or Disability.

9. ARBITRATION OF DISPUTES. Should either party to this Agreement have any dispute as to any aspect of this Agreement, or arising out of, or related or connected with Executive's termination, compensation, or benefits, or should Executive allege that the Company has violated any of his rights under state or federal employment or civil rights laws or any other laws, statutes or constitutional provisions, including, but not limited to, the Age Discrimination in Employment Act of 1967, the California Fair Employment and Housing Act, the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Federal Family and Medical Leave Act, or the California Family Leave Act, the parties will submit any such dispute to final and binding arbitration pursuant to the JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. THE PARTIES EXPRESSLY AGREE THAT SUCH ARBITRATION SHALL BE THE EXCLUSIVE REMEDY FOR ANY DISPUTE INVOLVING THIS AGREEMENT, THE EXECUTIVE'S EMPLOYMENT, TERMINATION, COMPENSATION, BENEFITS OR THE VIOLATION OF EXECUTIVE'S CIVIL RIGHTS, AND HEREBY EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A COURT TRIAL OR A JURY TRIAL OF ANY SUCH DISPUTE. In making an award, the arbitrator shall have no power to add to, delete from or modify this Agreement, or to enforce purported unwritten or prior agreements, or to construe implied terms or covenants into the Agreement. It is further agreed by the parties that venue for any arbitration or other legal proceedings shall be Santa Clara County, California. This arbitration clause is entered pursuant to, and shall be governed by, the Federal Arbitration Act, but in all other respects this Agreement shall be governed by the provisions of California law. If the Federal Arbitration Act is not applicable then the California Arbitration statute shall govern (Code of Civil Procedure Section 1280 et seq). In any event, the Company shall pay the cost of the arbitrator and any other type of cost unique to the arbitration setting (e.g., administrative fees in excess of the filing fee Executive would have paid in court). If any one or more provisions of this arbitration clause shall for any

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     reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10. ATTORNEYS' FEES: Should any arbitration or litigation commence between the parties concerning this Agreement or the rights and obligations of either party, whether it be an action for damages, equitable or declaratory relief, the prevailing party in any arbitration or litigation shall be entitled to, as an element of its costs, in addition to other relief as may be granted by the arbitrator or Court, reasonable sums as and for attorneys' fees and expert witness fees, or such prevailing party may recover such attorneys' fees and expert witness fees in a separate action brought for that purpose.

12. CONSTRUCTION: Except as provided above in Section 9, this Agreement shall be governed by the laws of the State of California. The invalidity of any provision hereof shall not invalidate any other provision hereof.

13. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon the parties' heirs, successors and assigns. The obligations and covenants of the Executive under this Agreement, being personal, may not be delegated or assigned.

14. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or an arbitrator, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15. ENTIRE AGREEMENT: This is the entire agreement between the parties and supersedes any and all prior agreements or understandings between them. Except as expressly provided herein, this Agreement may be not changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing signed by both Executive and the duly authorized officers of the Employer. Any such written changes, terminations or waivers must specifically reference this Agreement, and such changes as the Employer may from time-to-time make in its general policies and procedures shall not be deemed or construed to be written amendments to this Agreement, whether such changes are in writing or not.

16. NO WAIVER. The waiver by either party of any term, condition or provision of this Agreement shall not be construed as a waiver of any other or subsequent term, condition or provision of this Agreement.

17. VOLUNTARY AGREEMENT: Executive and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had opportunity to review any and all aspects of this Agreement with the legal tax, or other advisors of such party's choice.

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     Executed this __4___day of ___December______________________ , 2002.


COMPANY


By: /s/ STEPHEN V. IMBLER
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Title:  President & COO


Executive

    /s/ JAMES D. SOMES
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    James D. Somes
    Chairman

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